Exhibit 5.1

                   [Letterhead of Morgan, Lewis & Bockius LLP]

Claire's Stores, Inc.
3 S.W. 129th Avenue
Pembroke Pines, Florida 33027

Re:   Claire's Stores, Inc., Registration Statement on Form S-4
      (Reg. No. 333-148108)
      ---------------------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Claire's Stores, Inc., a Florida corporation (the "Company"), the guarantors listed on Schedule I hereto (the "Covered Guarantors") and another guarantor, Claire's Boutiques, Inc., a Colorado corporation ("Claire's Boutiques" and together with the Covered Guarantors, the "Guarantors") in connection with the filing of the referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to (i) the proposed offer by the Company to exchange (the "Exchange Offer") up to $250,000,000 aggregate principal amount of the Company's 9.25% Senior Notes due 2015 (the "Old Senior Fixed Rate Notes"), $350,000,000 aggregate principal amount of the Company's 9.625%/10.375% Senior Toggle Notes due 2015 (the "Old Senior Toggle Notes") and $335,000,000 aggregate principal amount of the Company's 10.50% Senior Subordinated Notes due 2017 (the "Old Senior Subordinated Notes," and together with the Old Senior Fixed Rate Notes and the Old Senior Toggle Notes, the "Old Notes"), for a like principal amount of $250,000,000 aggregate principal amount of the Company's 9.25% Senior Notes due 2015 (the "Exchange Senior Fixed Rate Notes"), $350,000,000 aggregate principal amount of the Company's 9.625%/10.375% Senior Toggle Notes due 2015 (the "Exchange Senior Toggle Notes") and $335,000,000 aggregate principal amount of the Company's 10.50% Senior Subordinated Notes due 2017 (the "Exchange Senior Subordinated Notes," and together with the Exchange Senior Fixed Rate Notes and the Exchange Senior Toggle Notes, the "Exchange Notes") which will be registered under the Act and
(ii) the guarantees (the "Guarantees") of the Guarantors to be issued with respect to the Exchange Notes pursuant to the Indentures referred to below.

      The Old Senior Fixed Rate Notes have been, and the Exchange Senior Fixed Rate Notes will be, issued pursuant to an Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc., a Florida corporation (the "Original Issuer") and The Bank of New York, N.A., as trustee (the "Trustee") and supplemented by a supplemental indenture thereto dated May 29, 2007, among the Company, the Guarantors and the Trustee (the "Senior Indenture"). The Old Senior Toggle Notes have been, and the Exchange Senior Toggle Notes will be, issued pursuant to an Indenture, dated as of May 29, 2007 between the Original Issuer and the Trustee and supplemented by a supplemental indenture thereto dated May 29, 2007, between the Company, the Guarantors and the Trustee (the "Senior Toggle Indenture"). The Old Senior Subordinated Notes have been, and the Exchange Senior Subordinated Notes will be, issued pursuant to an Indenture, dated as of May 29, 2007 between the Original Issuer and the Trustee and supplemented by a supplemental indenture thereto dated May 29, 2007, between the Company, the Guarantors and the Trustee (the "Senior Subordinated Indenture" and, together with


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Claire's Stores, Inc.
January 18, 2008
Page 2

the Senior Indenture and the Senior Toggle Indenture, the "Indentures"). The terms of the Guarantees are contained in the Indentures. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indentures.

      In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indentures, which has been filed as exhibits to the Registration Statement, the Registration Statement and the prospectus included therein (the "Prospectus"), the resolutions of the Board of Directors of the Company and the Covered Guarantors and such other documents and records as we have deemed necessary. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

      We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

      We have also assumed for the purposes of our opinion that each of the Indentures has been duly authorized, executed and delivered by Claire's Boutiques, that as a matter of Colorado law, each of the Indentures is a legal, valid and binding obligation of Claire's Boutiques, and that Claire's Boutiques has the requisite organizational and legal power and authority to perform its obligations under each of the Indentures.

      We have also assumed for purposes of our opinion that each of the Indentures has been duly authorized, executed and delivered by the Trustee, that each of the Indentures is a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under each of the Indentures.

Based upon the foregoing, we are of the opinion that:

      1. When the Exchange Notes have been duly executed, authenticated, issued and delivered against receipt of the Old Notes in accordance with the provisions of the Indentures upon the completion of the Exchange Offer, the Exchange Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

      2. When the Exchange Notes have been duly executed, authenticated, issued and delivered against receipt of the Old Notes in accordance with the provisions of the Indentures upon the completion of the Exchange Offer, such Exchange Notes shall be entitled to the benefits of the Guarantees, which will constitute legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The opinions expressed above are subject to the following limitations and qualifications:

      1. The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.


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Claire's Stores, Inc.
January 18, 2008
Page 3

      2. Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provision of the Guarantees which purport to waive or alter such rights or protections, except to the extent permitted by law.

      3. The opinions expressed herein are limited to the laws of the State of Florida, the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP


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                                   SCHEDULE I

                               Covered Guarantors

1.    Afterthoughts Merchandising Corp., a Delaware corporation

2.    BMS Distributing Corp., a Delaware corporation

3.    CBI Distributing Corp., a Delaware corporation

4.    Claire's Canada Corp., a Delaware corporation

5.    Claire's Puerto Rico Corp., a Delaware corporation

6.    Sassy Doo!, Inc., a Delaware corporation